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                                                                   EXHIBIT 10.6



                         BEHRINGER HARVARD REIT I, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company ("Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Agreement and the Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.



             Shares Subject to Option:
                                              ----------------


             Exercise Price Per Share:
                                              ----------------


             Term of Option:                   FIVE (5) YEARS
                                              ----------------


              Vesting:
              Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 9 on the reverse of this Stock Option Agreement.



  IN WITNESS WHEREOF, this Stock Option Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.

  BEHRINGER HARVARD REIT I, INC.



  By:
       ---------------------------------------------


  Grant Date:
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                 Type of Stock Option:

  --------
     X        Non-Qualified Stock Option (NQSO)
  --------




Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.




______________________________________________________________________________
[Name of Optionee]


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1. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Stock
Option Agreement and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only according to the vesting schedule described in Section 9 below, prior to the date which is the last day of the Term set forth on the face hereof following the Grant Date (hereinafter "Expiration Date").

2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

3. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall be immediately forfeited and may not be exercised after the date which is ninety (90) days after Optionee ceases to perform services for the Company as a member of the Company's board of directors. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company as a member of the board of directors. The effective date on which services are determined by the Board to have ceased is the "Termination Date."

     (a) Termination for Cause. If Optionee ceases to perform services for the Company as a member of the board of directors for Cause, this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto, as of the Termination Date, but in no event later than the Expiration Date. For this purpose, "Cause" shall be defined as set forth in the Plan, or, if not defined in the Plan, "Cause" shall mean actions or omissions harmful to the Company as determined by the Board in its sole and absolute discretion.

     (b) Death. If Optionee ceases to perform services for the Company as a member of the board of directors as a result of the death of Optionee, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee's legal representative within one (1) year after the Termination Date, but in no event later than the Expiration Date.

     (c) Disability. If Optionee ceases to perform services for the Company as a member of the board of directors as a result of the disability (within the meaning of Code Section 22(e)(3)) of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within one (1) year after the Termination Date, but in no event later than the Expiration Date.

     (d) No Right to Continued Relationship. Nothing in the Plan or this Stock Option Agreement shall confer on Optionee any right to continue in a relationship with the Company, or limit in any way the right of the Company to terminate Optionee's relationship with the Company at any time, with or without Cause.

4.   MANNER OF EXERCISE.

     (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in such form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, and any restrictions imposed on the Shares subject to this Option (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, "first refusal" rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, "drag along" rights requiring the sale of shares to a third party purchaser in certain circumstances, "lock up" type restrictions in the case of an initial public offering of the Company's stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares). The Company may modify the required Exercise Agreement at any time for any reason consistent with the Plan.

     (b) Exercise Price. Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate fair market value equal to the amount to be tendered, or a combination thereof.

     (c) Issuance of Shares. Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee's legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the books of the Company.

5. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, or other than to the maximum extent allowed by the Plan, and this Option may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.

6. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE OPTIONEE THAT NO REPRESENTATIONS ARE MADE AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE OPTION.

7. INTERPRETATION. Any dispute regarding the interpretation of this Stock Option Agreement shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

8. ENTIRE AGREEMENT AND OTHER MATTERS. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Agreement, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This Stock Option Agreement and the underlying Option are void ab initio unless this Certificate has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof.

9. VESTING AND EXERCISE OF SHARES. Subject to the terms of the Plan, this Stock Option Agreement and the Exercise Agreement, the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Grant Date of this Option (as noted hereon) at the time of exercise:

                    VESTING SCHEDULE:
------------------------------ ----------------------------
     PERCENTAGE VESTED:            CONTINUOUS SERVICE:
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For purposes of this Stock Option Agreement, "Continuous Service" means a period of continuous performance of services by Optionee as a member of the board of directors of the Company as determined by the Board in its sole and absolute discretion.